Exhibit 99.1


[ACACIA
RESEARCH
CORPORATION
LOGO HERE]

                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                   Fax (949) 480-8301
July 29, 2003


                             ACACIA RESEARCH REPORTS
                             SECOND QUARTER RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - July 29, 2003 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended June 30, 2003. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the second quarter of 2003 were $25,000 versus $438,000 in the comparable 2002 period. Second quarter 2003 revenues were primarily comprised of Digital Media Transmission ("DMT") license fees recognized by the Acacia Technologies group and service and maintenance contract revenue recognized by the CombiMatrix group related to a DNA microarray synthesizer system sold to Keio University School of Medicine in the first quarter of 2003.

         The second quarter 2003 consolidated net loss was $6,774,000 versus a consolidated net loss of $9,701,000 in the comparable 2002 period. Included in the second quarter 2003 consolidated net loss are non-cash charges totaling $1,382,000, comprised of non-cash stock compensation amortization charges of $776,000, a non-cash write down of our investment in ADX Corporation of $207,000 and non-cash amortization of patents totaling $399,000. Non-cash stock compensation amortization charges and non-cash amortization of patents totaled $2,143,000 and $564,000, respectively, in the comparable 2002 period.

         Consolidated research and development expenses, comprised of costs incurred by the CombiMatrix group, decreased to $2,158,000 from $5,026,000 in the comparable 2002 period, primarily due to the CombiMatrix group's completion of several research and development projects in the third and fourth quarters of 2002 pursuant to its agreements with Roche Diagnostics, GmbH ("Roche"), resulting in a reduction of related research and development expenses during 2003, as compared to 2002.

         Consolidated marketing, general and administrative expenses decreased to $3,552,000 from $5,516,000 in the comparable 2002 period, primarily due to a reduction in professional fees related to Acacia Research Corporation's recapitalization and merger transactions completed in December 2002, a reduction in corporate legal expenses, and a reduction in overhead due to reduced general and administrative personnel compared to the prior year quarter. The decrease was partially offset by an increase in costs related to Acacia Technologies group's ongoing DMT patent commercialization and enforcement efforts, including increased legal and engineering costs related to new patent claims and the identification of potential licensees of our DMT technology.

         Minority interests in the net losses of subsidiaries decreased to $24,000 from $4,104,000 in the comparable 2002 period, due to Acacia Research Corporation's acquisition of 100% of the ownership interests in CombiMatrix Corporation in December 2002.

FINANCIAL CONDITION

         Total consolidated assets were $95,639,000 as of June 30, 2003 compared to $97,071,000 as of December 31, 2002. Cash and cash equivalents and short-term investments on a consolidated basis totaled $55,103,000 as of June 30, 2003 compared to $54,688,000 as of December 31, 2002.

         During the second quarter of 2003, CombiMatrix Corporation received total cash payments of $5,808,000 consisting of $4,500,000 related to the completion of certain milestones and $308,000 related to the delivery of prototype products and services pursuant to its agreements with Roche and an up-front payment of $1,000,000 pursuant to its agreement with Toppan Printing Corporation ("Toppan"), which have been recorded as deferred revenues. Total cash payments received from Roche since the inception of our relationship in July 2001 total $23,294,000. Total consolidated deferred revenues at June 30, 2003 were $18,110,000, comprised of $16,558,000 for the CombiMatrix group and $1,552,000 for the Acacia Technologies group.

         In May 2003, Acacia Research Corporation completed a private placement of approximately 2.4 million units of its Acacia Research-CombiMatrix common stock and warrants at a price of $2.20 per unit. Net proceeds of approximately $4,875,000 from the private placement were attributed to the CombiMatrix group.


ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         DMT license fee revenues for the second quarter of 2003 were $19,000 versus no license fee revenues in the comparable 2002 period. Since November 2002, the Acacia Technologies group has entered into 27 license agreements for its DMT technology, 13 of which were executed in the second quarter of 2003. All of the Acacia Technologies group's DMT license agreements provide for recurring license fee payments to be made by the respective licensees over the term of the licenses.

         The second quarter 2003 division net loss was $1,577,000 versus $3,806,000 in the comparable 2002 period. Included in the second quarter 2003 division net loss are non-cash charges totaling $332,000, comprised of a non-cash write down of our investment in ADX Corporation of $207,000 and non-cash amortization of patents totaling $125,000. Non-cash amortization of patents totaled $465,000 in the comparable 2002 period.

         Marketing, general and administrative expenses decreased to $1,453,000 from $2,589,000 in the comparable 2002 period, primarily due to a reduction in professional fees related to Acacia Research Corporation's recapitalization and merger transactions completed in December 2002, a reduction in corporate legal expenses, and a reduction in overhead due to reduced general and administrative personnel compared to the prior year quarter. The decrease was partially offset by an increase in costs related to Acacia Technologies group's ongoing DMT patent commercialization and enforcement efforts, including increased legal and engineering costs related to new patent claims and the identification of potential licensees of our DMT technology.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $42,919,000 as of June 30, 2003 compared to $47,212,000 as of December 31, 2002. Cash and cash equivalents and short-term investments totaled $35,840,000 as of June 30, 2003 compared to $39,792,000 as of December 31, 2002.

COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the second quarter of 2003 were $6,000 versus $438,000 in the comparable 2002 period. Second quarter 2003 revenues were comprised of service and maintenance contract revenue related to a DNA microarray synthesizer system sold to Keio University School of Medicine in the first quarter of 2003.

         The second quarter 2003 division net loss was $5,197,000 versus a division net loss of $5,895,000 in the comparable 2002 period. Included in the second quarter 2003 division net loss are non-cash charges totaling $1,050,000, comprised of non-cash stock compensation amortization charges of $776,000 and non-cash amortization of patents totaling $274,000. Non-cash stock compensation amortization charges and non-cash amortization of patents totaled $2,135,000 and $99,000, respectively, in the comparable 2002 period.

         Research and development costs incurred by the CombiMatrix group decreased to $2,158,000 from $5,026,000 in the comparable 2002 period, primarily due to the CombiMatrix group's completion of several research and development projects in the third and fourth quarters of 2002 pursuant to its agreements with Roche, resulting in a reduction of related research and development expenses during 2003, as compared to 2002.

         Marketing, general and administrative expenses decreased to $2,099,000 from $2,927,000 in the comparable 2002 period, primarily due to a reduction in corporate legal expenses and professional fees related to Acacia Research Corporation's recapitalization and merger transactions completed in December 2002.

         Minority interests in the net losses of subsidiaries decreased to $24,000 from $3,979,000 in the comparable 2002 period, due to Acacia Research Corporation's acquisition of 100% of the ownership interests in CombiMatrix Corporation in December 2002.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $52,909,000 as of June 30, 2003 compared to $49,973,000 as of December 31, 2002. Cash and cash equivalents and short-term investments totaled $19,263,000 as of June 30, 2003 compared to $14,896,000 as of December 31, 2002.

         During the second quarter of 2003, CombiMatrix Corporation received total cash payments of $5,808,000 consisting of $4,500,000 related to the completion of certain milestones and $308,000 related to the delivery of prototype products and services pursuant to its agreements with Roche and an up-front payment of $1,000,000 pursuant to its agreement with Toppan, which have been recorded as deferred revenues. Total cash payments received from Roche since the inception of the relationship in July 2001 total $23,294,000. Total deferred revenues at June 30, 2003 were $16,558,000.

         In May 2003, Acacia Research Corporation completed a private placement of approximately 2.4 million units of its Acacia Research-CombiMatrix common stock and warrants at a price of $2.20 per unit. Net proceeds of approximately $4,875,000 from the private placement were attributed to the CombiMatrix group.

BUSINESS HIGHLIGHTS
-------------------

         Business highlights of the second quarter include:

         ACACIA TECHNOLOGIES GROUP:

         o In May 2003, the Acacia Technologies group licensed its DMT technology to LodgeNet Entertainment Corporation ("LodgeNet"), the industry-leader for hotel video-on-demand. LodgeNet provides on-demand movies and other services to 5,700 hotel properties with 960,000 rooms serving 260 million guests annually.

                  The Acacia Technologies group will receive recurring quarterly licensing fees from LodgeNet, commencing in the third quarter of 2003 and ending upon the expiration of the DMT patents, for each of its digital rooms. LodgeNet has deployed digital services in 300,000 of its rooms and plans to have digital services installed in over 40% of its 960,000 rooms by the end of 2003.


         COMBIMATRIX GROUP:

         o In April 2003, the CombiMatrix group's Japanese subsidiary sold a DNA microarray synthesizer to Nihon Gene Research Laboratory ("NGRL"). Under the terms of the agreement, NGRL purchased a CombiMatrix custom slide bio-chip synthesizer and entered into a multi-year agreement to purchase bio-chips that will be used to provide contract research services in Japan. CombiMatrix and NGRL also entered into a co-development and research agreement to investigate various aspects of genetic analysis.

         o In April 2003, CombiMatrix designed and fabricated the first microarray based on the SARS (Severe Acute Respiratory Syndrome) coronavirus genome. The first microarrays were fabricated within 48 hours of publication of the coronavirus genome sequence believed to be responsible for SARS, underscoring CombiMatrix's ability to rapidly design and build custom microarrays. Due to the public health and economic implications of SARS, CombiMatrix made the decision to provide a limited number of the new SARS microarrays to key government and academic researchers at no cost.

         o In May 2003, CombiMatrix produced pools of small interfering RNA molecules directed at specific genes of the SARS coronavirus. CombiMatrix is collaborating with the National Institute of Allergy and Infectious Diseases, a division of the National Institutes of Health and the U.S. Army Medical Research Institute of Infectious Diseases to conduct the initial screening of the siRNA samples against the SARS coronavirus.

         o In May 2003, CombiMatrix entered into a multi-year strategic alliance with Toppan to develop and manufacture microarrays utilizing CombiMatrix's proprietary electrochemical detection approach. Under the terms of the agreement, Toppan paid CombiMatrix an upfront fee of $1.0 million and will make additional development and milestones payments. CombiMatrix and Toppan will co-develop semiconductor microarrays for applications in life sciences research and development as well as diagnostics.

         o In June 2003, CombiMatrix launched Express Track(sm), a drug discovery program which integrates advanced bioinformatic design applications with CombiMatrix's proprietary chip-based synthesis technologies to rapidly produce pools of siRNA molecules. The initial focus of Express Track(sm) is common viral diseases.

         o In June 2003, CombiMatrix entered into a license agreement with Nanomaterials Discovery Corporation ("NDC") based on CombiMatrix's platform technology. Under the terms of the agreement, NDC will have a license to use CombiMatrix's microarray technology to augment and accelerate its own nano-material discovery program. CombiMatrix will share in the revenue from the commercialization of any newly discovered materials. CombiMatrix will also receive a license to intellectual property owned by NDC.

         o In June 2003, CombiMatrix began collaborating with the research group of Dr. Bonaventura Clotet, M.D., Ph.D., of the Retrovirology Laboratory irsiCaixa, a leading research and treatment center for AIDS in Europe, to conduct the initial efficacy screening of pooled siRNA compounds against Human Immunodeficiency Virus, Type-1.

         A conference call is scheduled for today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). Paul R. Ryan, Chairman and CEO of Acacia Research Corporation, Robert "Chip" Harris, President, and Amit Kumar, Ph.D., CEO of CombiMatrix Corporation will host the call.

         To listen to the presentation by phone, dial (800) 838-4403 for domestic callers and (973) 317-5319 for international callers. A replay of the audio presentation will be available for 30 days at (800) 428-6051 for domestic callers and (973) 709-2089 for international callers, both of whom will need to enter the code 301111 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia Research Corporation's website at www.acaciaresearch.com.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies Group and CombiMatrix Group.

The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, drug discovery, and immunochemical detection. CombiMatrix's Express Track(sm) drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

The Acacia Technologies group licenses its DMT and V-Chip technologies to media and electronics companies. The DMT technology covers the transmission and receipt of digital audio and digital video content, commonly known as audio on-demand, video on-demand, and audio/video streaming, and is supported by 5 U.S. and 17 international patents.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq:CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about Acacia Research Corporation and the Acacia Technologies group is available at www.acaciaresearch.com. Information about the CombiMatrix group is available at www.combimatrix.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                           ACACIA RESEARCH CORPORATION
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION

                                                  JUNE 30,          DECEMBER 31,
                                                    2003                2002
                                                    ----                ----

Total Assets                                       $95,639            $97,071
                                                   ========           ========
Total Liabilities                                  $25,658            $19,041
                                                   ========           ========
Minority Interests                                 $ 1,784            $ 2,171
                                                   ========           ========
Total Stockholders' Equity                         $68,197            $75,859
                                                   ========           ========

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                THREE MONTHS ENDED
                                                                          --------------------------------
                                                                          JUNE 30, 2003      JUNE 30, 2002
                                                                          -------------      -------------
Revenues:
     License fee income ..............................................    $         19       $         --
     Product revenue .................................................              --                274
     Grant and contract revenue ......................................               6                164
                                                                          -------------      -------------

     Total revenues ..................................................              25                438
                                                                          -------------      -------------

Operating expenses:
     Cost of sales ...................................................              --                253
     Research and development expenses ...............................           2,158              5,026
     Non-cash stock compensation expense - research and development ..             280                692
     Marketing, general and administrative expenses ..................           3,552              5,516
     Non-cash stock compensation
       expense - marketing, general and administrative ...............             496              1,451
     Amortization of patents .........................................             399                564
                                                                          -------------      -------------

     Total operating expenses ........................................           6,885             13,502
                                                                          -------------      -------------

     Operating loss ..................................................          (6,860)           (13,064)
                                                                          -------------      -------------

Total other (expense) income .........................................              (4)              (816)
                                                                          -------------      -------------

Loss from continuing operations
  before income taxes and minority interests .........................          (6,864)           (13,880)

Benefit for income taxes .............................................              66                 75
                                                                          -------------      -------------

Loss from continuing operations before minority interests ............          (6,798)           (13,805)

Minority interests ...................................................              24              4,104
                                                                          -------------      -------------

Net loss .............................................................    $     (6,774)      $     (9,701)
                                                                          =============      =============


Loss per common share:
Attributable to the Acacia Technologies group:
  Net loss ...........................................................    $     (1,577)      $     (3,806)
    Basic and diluted per share ......................................           (0.08)             (0.19)

Attributable to the CombiMatrix group:
  Net loss ...........................................................    $     (5,197)      $     (5,895)
    Basic and diluted per share ......................................           (0.21)             (0.26)

Weighted average shares - basic and diluted:
  Acacia Research - Acacia Technologies stock ........................      19,640,808         19,640,808
                                                                          =============      =============
  Acacia Research - CombiMatrix stock ................................      24,183,340         22,950,551
                                                                          =============      =============


{Note: 2002 share and per-share information gives effect to Acacia Research Corporation's recapitalization transaction as of January 1, 2002.}

                            ACACIA TECHNOLOGIES GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                    JUNE 30,        DECEMBER 31,
                                                      2003              2002
                                                      ----              ----

Total Assets                                        $42,919           $47,212
                                                    ========          ========
Total Liabilities                                   $ 4,750           $ 5,183
                                                    ========          ========
Minority Interests                                  $ 1,130           $ 1,487
                                                    ========          ========
Total Stockholders' Equity                          $37,039           $40,542
                                                    ========          ========

GROUP STATEMENTS OF OPERATIONS

                                                               THREE MONTHS ENDED
                                                         ------------------------------
                                                         JUNE 30, 2003    JUNE 30, 2002
                                                         -------------    -------------
Revenues:
  License fee income .................................   $         19     $         --
                                                         -------------    -------------

  Total revenues .....................................             19               --
                                                         -------------    -------------

Operating expenses:
  Marketing, general and administrative expenses .....            878            2,349
  Non-cash stock compensation - marketing, general and
    administrative ...................................             --                8
  Legal expenses - patents ...........................            575              240
  Amortization of patents ............................            125              465
                                                         -------------    -------------

    Total operating expenses .........................          1,578            3,062
                                                         -------------    -------------

    Operating loss ...................................         (1,559)          (3,062)
                                                         -------------    -------------

Total other (expenses) income ........................            (49)            (905)
                                                         -------------    -------------

Loss from continuing operations before
  income taxes and minority interests ................         (1,608)          (3,967)

Benefit for income taxes .............................             31               36
                                                         -------------    -------------

Loss from continuing operations before
  minority interests .................................         (1,577)          (3,931)

Minority interests ...................................             --              125
                                                         -------------    -------------

Division net loss ....................................   $     (1,577)    $     (3,806)
                                                         =============    =============

                                COMBIMATRIX GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                   JUNE 30,        DECEMBER 31,
                                                     2003              2002
                                                     ----              ----

Total Assets                                        $52,909          $49,973
                                                    ========         ========
Total Liabilities                                   $21,097          $13,972
                                                    ========         ========
Minority Interests                                  $   654          $   684
                                                    ========         ========
Total Stockholders' Equity                          $31,158          $35,317
                                                    ========         ========

GROUP STATEMENTS OF OPERATIONS

                                                                     THREE MONTHS ENDED
                                                                -------------------------------
                                                                JUNE 30, 2003     JUNE 30, 2002
                                                                -------------     -------------
Revenues:
  Product revenue ...........................................   $         --      $        274
  Grant and contract revenue ................................              6               164
                                                                -------------     -------------

Total revenues ..............................................              6               438
                                                                -------------     -------------

Operating expenses:
  Cost of sales .............................................             --               253
  Research and development expenses .........................          2,158             5,026
  Non-cash compensation expense - research and development ..            280               692
  Marketing, general and administrative expenses ............          2,099             2,927
  Non-cash compensation expense - marketing, general
    and administrative ......................................            496             1,443
  Amortization of patents ...................................            274                99
                                                                -------------     -------------

    Total operating expenses ................................          5,307            10,440
                                                                -------------     -------------

    Operating loss ..........................................         (5,301)          (10,002)
                                                                -------------     -------------

Total other income ..........................................             45                89
                                                                -------------     -------------

Loss from operations before income taxes
  and minority interests ....................................         (5,256)           (9,913)

Benefit for income taxes ....................................             35                39
                                                                -------------     -------------

Loss from operations before minority interests ..............         (5,221)           (9,874)

Minority interests ..........................................             24             3,979
                                                                -------------     -------------

Division net loss ...........................................   $     (5,197)     $     (5,895)
                                                                =============     =============